EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Investor Relations Contact	Media Contact

Warren Edwards	Lesley Pool
Executive Vice President/	Senior Vice President/
Chief Financial Officer	Chief Marketing Officer
Affiliated Computer Services, Inc.	Affiliated Computer Services, Inc.
214-841-8082	214-841-8028
warren.edwards@acs-inc.com	lesley.pool@acs-inc.com

ACS and Superior Consultant Holdings Corporation to Combine

Expands Parties’ Capabilities in Healthcare Space

DALLAS, TEXAS: December 17, 2004 — Affiliated Computer Services, Inc., (NYSE: ACS), a premier provider of business process and information technology outsourcing solutions, and Superior Consultant Holdings Corporation (Nasdaq: SUPC), a leading provider of IT consulting services and solutions to the healthcare industry, jointly announced today the signing of a definitive agreement pursuant to which ACS would acquire all of the outstanding shares of Superior Consultant Holdings Corporation for a cash price of $8.50 per share. The board of directors of each company has unanimously approved the transaction.

Based upon Superior’s approximately 10.6 million outstanding shares of common stock and the in the money value of stock options and warrants, the gross value for all the shares, options, and warrants is approximately $106 million before transaction costs. The purchase will be financed from ACS’ existing $1.5 billion revolving credit facility. For the 12 months ended September 30, 2004, Superior reported revenue and earnings before interest, taxes, depreciation, and amortization (EBITDA) of approximately $104 million, and $7.8 million with revenue evenly divided between outsourcing and consulting. Further, in its most recent reported results for the quarter ended September 30, 2004, Superior reported $2.3 million EBITDA. As a result of the integration of the businesses, ACS expects at least $4 million in immediate cost synergies. The transaction is expected to be accretive to ACS results on a prospective basis. The company will update its guidance for the remainder of fiscal year 2005 on its scheduled second quarter earnings release in January 2005.

Under the terms of the definitive agreement, a wholly owned subsidiary of ACS will commence a cash tender offer to acquire all of Superior’s outstanding shares at a price of $8.50 per share. Following successful completion of the tender offer, any remaining shares of Superior will be acquired in a cash merger at the same price. It is expected that the transaction will close in the first quarter of 2005.

Upon completion of the transaction, ACS will combine the management talent and capabilities of Superior with its existing commercial provider healthcare business to create a market-leading healthcare services offering. Through the combination with Superior, ACS will gain provider healthcare subject matter expertise, experience with all major hospital information systems, and new healthcare management talent. ACS’ healthcare services will immediately rank among the leading healthcare IT outsourcing (ITO) specialists providing consulting, ITO, applications integration and maintenance, revenue-cycle management, and analytic products to the healthcare community.

“ACS is committed to growing its healthcare service offerings. We believe that the addition of Superior’s integrated consulting and outsourcing capabilities is the right ingredient to effectively deliver a full suite of services to the healthcare provider market,” said ACS Chief Executive Officer Jeff Rich. “Superior has constructed an industry-leading, solution-driven outsourcing service that improves the performance of hospitals, health systems, and healthcare providers, and we’ve taken note of their market success, client satisfaction, and industry momentum. We are thrilled that Superior’s executive team is joining ACS.”

Richard Helppie, Superior Consultant Holding’s founder and Chief Executive Officer would become Managing Director of the new line of business, responsible for all commercial healthcare provider services at ACS. Helppie, along with Superior’s senior executive team including partner and Executive Vice President Charles Bracken and President and Chief Operating Officer George Huntzinger, will join ACS upon closing of the merger.

Helppie said, “Superior is pleased to bring the strength of ACS to our clients, prospective clients, and employees. The relationships, expertise, and services within the healthcare industry developed by Superior have led to more and larger contract opportunities. We expect to capture more of these opportunities faster as part of the ACS platform. We also believe that our competitive position will be further strengthened with the depth of ACS’ capabilities and the expanded breadth of services we can offer together, such as business process outsourcing. We will also be able to devote all of our energy and attention to our clients and employees without the distractions required of a micro-cap public company.”

The consummation on the transaction is subject to customary conditions, including the tender of at least a majority of Superior’s fully diluted shares outstanding, excluding non-vested stock options, and the parties’ receipt of requisite regulatory approvals. Under the terms of the transaction, Superior directors and senior executives holding approximately 48% of the shares currently outstanding have agreed to tender their shares into the offer.

Established in 1984, Superior Consultant provides IT consulting services and solutions to the healthcare industry, including IT and business process outsourcing services, facilities and applications management, network monitoring, and helpdesk services. The company’s clients include hospitals and health systems, integrated delivery networks, and other providers of care, technology firms, health plans, and state and federal government agencies. Superior employs more than 700 experienced healthcare professionals and is headquartered in Dearborn, Michigan. The company also has offices in California, Connecticut, Pennsylvania, and has served approximately 3,000 clients worldwide throughout its 20-year history.

ACS, a Fortune 500 company with more than 43,000 people supporting client operations in nearly 100 countries, provides business process and information technology outsourcing solutions to world-class commercial and government clients. The company’s Class A common stock trades on the New York Stock Exchange under the symbol “ACS.” ACS makes technology work. Visit ACS on the Internet at www.acs-inc.com.

Notice To Investors:
This press release is neither an offer to purchase nor a solicitation of an offer to sell securities. The tender offer for the outstanding shares of Superior common stock described in this press release has not commenced. At the time the offer is commenced, ACS and ACS Merger Corp., a wholly owned subsidiary of ACS, will file a tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) with the Securities and Exchange Commission, and Superior will file a solicitation and recommendation statement with respect to the offer. Investors should read these documents carefully before making any decision with respect to the tender offer because they will contain important information. The tender offer statement, the offer to purchase and related materials will be made available to Superior security holders at no expense to them. In addition, all of these materials (and all other offer documents filed with the Securities and Exchange Commission) will be available at no charge on the Securities and Exchange Commission’s Website at http://www.sec.gov/.

The statements in this news release that do not directly relate to the historical facts constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to numerous risks and uncertainties, many of which are outside the Company’s control. As such, no assurance can be given that the actual events and results will not be materially different than the anticipated results described in the forward-looking statements. Factors could cause actual results to differ materially from such forward-looking statements. For a description of these factors, see the Company’s prior filings with the Securities and Exchange commission, including the most recent Form 10-K. ACS disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future event, or otherwise.